Exhibit 99.1

Conference Call and Webcast

Today, August 12, 2025 at 11:00 a.m. ET

(800) 715-9871 or +1 (646) 307-1963, conference ID 1613596 or

www.bbgi.com

Replay information provided below

CONTACT:
Heidi Raphael	Ilana Goldstein
Chief Communications Officer	Director, IR & Corp. Dev.
Beasley Broadcast Group, Inc.	Beasley Broadcast Group, Inc.
239/263-5000 or Heidi.raphael@bbgi.com	212/835-8500 or ilana@bbgi.com

BEASLEY BROADCAST GROUP REPORTS SECOND QUARTER REVENUE OF $53.0 MILLION

NAPLES, Florida, August 12, 2025 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a multi-platform media company, today announced operating results for the three-month period ended June 30, 2025. For further information, the Company has posted a presentation to its website regarding the second quarter highlights and accomplishments that management will review on today’s conference call.

Second Quarter Financial Highlights

In millions, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenue	$53.0	$60.4	$101.9	$114.8
Operating income	2.9	5.4	0.9	4.3
Net loss [1]	(0.2)	(0.3)	(2.8)	(0.3)
Net loss per diluted share [1]	(0.09)	(0.18)	(1.59)	(0.18)
Adjusted EBITDA (non-GAAP)	$4.7	$8.8	$5.8	$9.6

1.
Net loss and net loss per diluted share in the six months ended June 30, 2024 include a $6.0 million gain on sale of an investment in Broadcast Music, Inc.

Second Quarter 2025 Highlights

•
Announced the pending sales of WPBB in Tampa, FL, and, subsequent to quarter end, five stations in Ft. Myers, FL
•
Revenue from new business accounted for 14% of net revenue, down from 17% in Q2 2024
•
Local revenue, including digital packages sold locally, accounted for 76% of net revenue
•
Digital revenue increased 1.3% year-over-year to $13.2 million, or 8.1% on a same-station basis
•
Digital revenue accounted for 25% of net revenue
•
Digital segment operating margin was 27%

Net revenue during the three months ended June 30, 2025 decreased 12.3%, or 11.1% on a same-station basis, to $53.0 million. This decrease reflects continued softness in the traditional audio advertising market. This was partially offset by growth in high-margin owned-and-operated digital revenue, which remains a core focus as we shift away from agency-driven business toward more scalable and profitable direct revenue streams.

Beasley Broadcast Group, 8/12/2025	page 2

Beasley reported an operating income of $2.9 million in the second quarter of 2025, compared to an operating income of $5.4 million in the prior-year period. The year-over-year decrease in operating income was primarily driven by a $7.4 million decline in net revenue, which outpaced a $5.0 million reduction in total operating, corporate, and depreciation and amortization expenses. While ongoing cost discipline and recent divestitures drove meaningful operating expense reductions, these savings were not sufficient to fully offset revenue headwinds stemming from softness in the ad market.

Beasley reported a net loss of approximately $0.2 million, or $0.09 per diluted share, in the three months ended June 30, 2025, compared to a net loss of $0.3 million, or $0.18 per diluted share, in the three months ended June 30, 2024. The year-over-year improvement was primarily attributable to a $2.8 million reduction in interest expense and a $0.5 million gain on repurchase of long-term debt, which helped to offset the decline in operating income.

Adjusted EBITDA was $4.7 million in the second quarter of 2025, compared to $8.8 million in the second quarter of 2024.

Please refer to the “Reconciliation of Net Loss to Adjusted EBITDA” table at the end of this release.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “Our second quarter results reflect continued progress in reshaping our business for long-term profitability. While top-line performance was impacted by advertising softness and ongoing sales execution challenges, we are encouraged by the growth in our high-margin digital offerings and the positive impact of our aggressive cost reduction efforts. We reported an operating income of $2.9 million, highlighting the early benefits of our transformation. Digital revenue now accounts for over 25% of total revenue, and our focus on owned-and-operated platforms and direct sales continues to drive scalable, higher-margin growth.”

“We remain committed to disciplined capital and cost management, while investing in our differentiated content, digital infrastructure, and self-service platforms,” continued Caroline Beasley. “With a leaner operating structure, a sharper focus on local and digital-first revenue streams, and an accelerated product roadmap—including the introduction of new products and our new self-serve platform launching in Q3—we believe Beasley is better positioned than ever to capture emerging opportunities and deliver sustainable value for our stockholders. As part of our efforts to strengthen our balance sheet and streamline our portfolio, we announced the pending sales of WPBB in Tampa and five stations in Ft. Myers.”

Conference Call and Webcast Information

The Company will host a conference call and webcast today, August 12, 2025 at 11:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial (800) 715-9871 or +1 (646) 307-1963 conference ID 1613596 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:00 a.m. ET on Tuesday, August 12, 2025. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

Beasley Broadcast Group, 8/12/2025	page 3

About Beasley Broadcast Group

The Company is a multi-platform media company whose primary business is operating radio stations throughout the United States. The Company offers local and national advertisers integrated marketing solutions across audio, digital and event platforms. The Company owns and operates 55 AM and FM stations in the following large- and mid-size markets in the United States: Augusta, GA, Boston, MA, Charlotte, NC, Detroit, MI, Fayetteville, NC, Fort Myers-Naples, FL, Las Vegas, NV, Middlesex, NJ, Monmouth, NJ, Morristown, NJ, Philadelphia, PA, and Tampa-Saint Petersburg, FL. Approximately 19 million consumers listen to the Company’s radio stations weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, X, text, apps and email. For more information, please visit www.bbgi.com.

For further information, or to receive future Beasley Broadcast Group news announcements via e-mail, please contact Beasley Broadcast Group, at 239-263-5000 or ir@bbgi.com.

Definitions

EBITDA is defined as net income (loss) before interest income or expense, income tax expense or benefit, depreciation, and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain, non-operating or other items that we believe are not indicative of the performance of our ongoing operations, such as impairment losses, other income or expense, one-time severance expense, stock-based compensation or equity in earnings of unconsolidated affiliates. See “Reconciliation of Net Loss to Adjusted EBITDA” for additional information.

Adjusted EBITDA is a measure widely used in the media industry. The Company recognizes that because Adjusted EBITDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. However, management believes that Adjusted EBITDA provides meaningful information to investors because it is an important measure of how effectively we operate our business and assists investors in comparing our operating performance with that of other media companies.

EBITDA per Indenture refers to EBITDA as defined by our creditors. The Company recognizes that because EBITDA per Indenture is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. However, management believes that EBITDA per Indenture provides meaningful information to investors because it reflects how our creditors are benchmarking our performance.

Same station revenue and same station operating expenses exclude revenue or operating expenses, as applicable, from all divestitures and other operations that were exited in the prior 12 months. These measures provide investors with a clearer view of core business performance by eliminating the impact of portfolio changes and enabling more meaningful year-over-year comparisons. By isolating the performance of continuing operations, same station results offer greater transparency into underlying trends, operational execution, and the effectiveness of strategic initiatives.

New business revenue is defined as revenue from an advertiser that has not advertised in the prior 13 months before the start of the current quarter.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “looking ahead,” “intends,” “believes,” “expects,” “seek,” “will,” “should” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, address matters that are, to different degrees, uncertain. Key risks are described in the Company’s reports filed with the Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

Beasley Broadcast Group, 8/12/2025	page 4

•
our ability to comply with the continued listing standards of Nasdaq, remain listing on Nasdaq and make periodic filings with the SEC;
•
risks from health epidemics, natural disasters, terrorism, and other catastrophic events;
•
adverse effects of inflation;
•
external economic forces and conditions that could have a material adverse impact on our advertising revenues and results of operations;
•
the ability of our stations to compete effectively in their respective markets for advertising revenues;
•
our ability to develop compelling and differentiated digital content, products and services;
•
audience acceptance of our content, particularly our audio programs;
•
our ability to adapt or respond to changes in technology, standards and services that affect the audio industry;
•
our dependence on federally issued licenses subject to extensive federal regulation;
•
actions by the Federal Communications Commission (“FCC”) or new legislation affecting the audio industry;
•
increases in royalties we pay to copyright owners or the adoption of legislation requiring royalties to be paid to record labels and recording artists;
•
our dependence on selected market clusters of stations for a material portion of our net revenue;
•
credit risk on our accounts receivable;
•
the risk that our FCC licenses could become impaired;
•
our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;
•
the potential effects of hurricanes, extreme weather and other climate change conditions on our corporate offices and stations;
•
the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;
•
modifications or interruptions of our information technology infrastructure and information systems;
•
the loss of key executives and other key employees;
•
our ability to identify, consummate and integrate acquired businesses and stations;
•
the fact that our Company is controlled by the Beasley family, which creates difficulties for any attempt to gain control of our Company; and
•
other economic, business, competitive, and regulatory factors affecting our businesses, including those set forth in our filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC at www.sec.gov, or our website at www.bbgi.com. All information in this release is as of August 12, 2025, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations, except as required by law.

Beasley Broadcast Group, 8/12/2025	page 5

BEASLEY BROADCAST GROUP, INC.

Condensed Consolidated Statements of Net Loss - Unaudited

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Net revenue	$52,999,711	$60,435,657	$101,912,176	$114,816,003
Operating expenses:
Operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	44,750,198	49,347,793	89,991,459	98,588,791
Corporate expenses (including stock-based compensation)	3,769,243	3,879,771	7,788,705	8,287,603
Depreciation and amortization	1,589,014	1,832,894	3,241,345	3,667,496
Total operating expenses	50,108,455	55,060,458	101,021,509	110,543,890
Operating income	2,891,256	5,375,199	890,667	4,272,113
Non-operating income (expense):
Interest expense	(3,294,772)	(6,092,829)	(6,675,414)	(11,680,137)
Gain on repurchase of long-term debt	525,000	—	525,000	—
Gain on sale of investment	—	—	—	6,026,776
Other income, net	75,887	357,260	1,173,372	627,265
Income (loss) before income taxes	197,371	(360,370)	(4,086,375)	(753,983)
Income tax expense (benefit)	283,990	(75,986)	(1,283,737)	(486,216)
Loss before equity in earnings of unconsolidated affiliates	(86,619)	(284,384)	(2,802,638)	(267,767)
Equity in earnings of unconsolidated affiliates, net of tax	(67,556)	8,363	(41,358)	(284)
Net loss	$(154,175)	$(276,021)	$(2,843,996)	$(268,051)
Basic and diluted net loss per Class A and Class B common share	$(0.09)	$(0.18)	$(1.59)	$(0.18)
Basic and diluted weighted-average common shares outstanding	1,794,754	1,517,710	1,793,399	1,517,001

Selected Balance Sheet Data - Unaudited

(in thousands)

	June 30,	December 31,
	2025	2024
Cash and cash equivalents	$13,724	$13,773
Working capital	7,378	16,303
Total assets	548,038	549,207
Long-term debt, net of unamortized debt issuance costs	239,055	247,118
Stockholders' equity	$144,524	$147,220

Selected Statement of Cash Flows Data – Unaudited

	Six months ended
	June 30,
	2025	2024
Net cash provided by (used in) operating activities	$(419,923)	$2,555,826
Net cash provided by investing activities	1,373,169	4,041,925
Net cash used in financing activities	(1,002,042)	(37,485)
Net increase (decrease) in cash and cash equivalents	$(48,796)	$6,560,266

Beasley Broadcast Group, 8/12/2025	page 6

Reconciliation of Net Loss to Adjusted EBITDA and EBITDA per Indenture – Unaudited

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Net loss	$(154,175)	$(276,021)	$(2,843,996)	$(268,051)
Interest expense	3,294,772	6,092,829	6,675,414	11,680,137
Income tax expense (benefit)	283,990	(75,986)	(1,283,737)	(486,216)
Depreciation and amortization	1,589,014	1,832,894	3,241,345	3,667,496
EBITDA	5,013,601	7,573,716	5,789,026	14,593,366
Severance expenses	149,643	1,292,777	1,039,113	1,292,777
Non-recurring expenses	—	—	494,961	—
Stock-based compensation expenses	76,609	261,691	175,228	415,052
Gain on repurchase of long-term debt	(525,000)	—	(525,000)	—
Gain on sale of investment	—	—	—	(6,026,776)
Other income, net	(75,887)	(357,260)	(1,173,372)	(627,265)
Equity in earnings of unconsolidated affiliates, net of tax	67,556	(8,363)	41,358	284
Adjusted EBITDA	4,706,522	8,762,561	5,841,314	9,647,438
Non-cash trade agreements	(154,719)	237,661	(303,764)	258,778
Property and franchise taxes	581,010	437,492	1,102,268	942,201
Pro-forma cost savings	513,281	—	681,013	—
EBITDA per Indenture	$5,646,094	$9,437,714	$7,320,831	$10,848,417

Calculation of Same Station Net Revenue and Operating Expenses – Unaudited

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Net revenue	$52,999,711	$60,435,657	$101,912,176	$114,816,003
Wilmington	—	—	—	(55,117)
Guarantee Digital	—	(717,342)	—	(1,250,588)
Outlaws	—	(96,035)	—	(195,226)
Same station net revenue	$52,999,711	$59,622,280	$101,912,176	$113,315,072

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Operating expenses	$44,750,198	$49,347,793	$89,991,459	$98,588,791
Atlanta	—	(39,765)	—	(76,035)
Wilmington	—	27,244	—	(49,983)
Guarantee Digital	—	(972,312)	—	(1,760,912)
Outlaws	—	(301,958)	—	(614,773)
Same station operating expenses	$44,750,198	$48,061,002	$89,991,459	$96,087,088

Calculation of Same Station Audio Net Revenue and Audio Operating Expenses – Unaudited

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Audio net revenue	$39,818,870	$47,430,080	$77,972,240	$90,858,207
Wilmington	—	—	—	(55,117)
Same station audio net revenue	$39,818,870	$47,430,080	$77,972,240	$90,803,090

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Audio operating expenses	$35,095,319	$39,468,898	$71,490,295	$77,901,810
Atlanta	—	(39,765)	—	(76,035)
Wilmington	—	27,244	—	(49,983)
Same station audio operating expenses	$35,095,319	$39,456,377	$71,490,295	$77,775,792

Beasley Broadcast Group, 8/12/2025	page 7

Calculation of Same Station Digital Net Revenue and Digital Operating Expenses – Unaudited

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Digital net revenue	$13,180,841	$13,005,577	$23,939,936	$23,957,796
Guarantee Digital	—	(717,342)	—	(1,250,588)
Outlaws	—	(96,035)	—	(195,226)
Same station digital net revenue	$13,180,841	$12,192,200	$23,939,936	$22,511,982

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Digital operating expenses	$9,654,879	$9,878,895	$18,501,164	$20,686,981
Guarantee Digital	—	(972,312)	—	(1,760,912)
Outlaws	—	(301,958)	—	(614,773)
Same station digital operating expenses	$9,654,879	$8,604,625	$18,501,164	$18,311,296